[LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement of Kyocera Corporation of our report dated January 21, 2004 relating to the financial statements, which appear in the Annual Reports of Kyocera Mita America, Inc. Savings and Investment Plan on Form 11-K for the years ended December 31, 2002, 2001 and 2000.


/s/ PricewaterhouseCoopers LLP

New York, New York
December 9, 2004